Exhibit 1.01

Syneron Medical Ltd.
Conflict Minerals Report
For The Year Ended December 31, 2016

This report for the year ended December 31, 2016 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the "Rule"). The Rule was adopted by the Securities and Exchange Commission (the "SEC") to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold ("Conflict Minerals").

Under the Rule, a registrant whose products contain Conflict Minerals necessary to their functionality or production must perform a reasonable country of origin inquiry ("RCOI") in order to determine whether or not those Conflict Minerals originated from the Democratic Republic of the Congo or an adjoining country (the "Covered Countries"), or from recycled and scrap sources.  An issuer with no reason to believe that the Conflict Minerals originated from the Covered Countries is required to complete a Form SD describing the RCOI.

In addition, a registrant with reason to believe that the Conflict Minerals in its supply chain may have originated in the Covered Countries is required to exercise due diligence on the Conflict Minerals’ source and chain of custody that conforms to a nationally or internationally recognized framework (such as the OECD Guidance, as defined below), and describe these due diligence measures and the results thereof in a Conflict Minerals Report that is included as an exhibit to the Form SD.

The Conflict Minerals Report presented herein has not been audited by an independent auditor.

In accordance with the OECD Guidance, as defined below, and the Rule, our Form SD, together with our Conflict Minerals Report describing the due diligence process and the results thereof, is publicly available on our website at http://investors.syneron.com/governance.

The content of any website referred to in this conflict minerals report is included for general information only and is not incorporated by reference into this document.

1.	Company Overview
This report has been prepared by Syneron Medical Ltd. (herein referred to as Syneron, the “Company,”  “we,”  “us,” or “our”) and includes information regarding the Company and all its consolidated subsidiaries as of December 31, 2016.  It does not include information regarding subsidiaries that are not required to be consolidated.

Syneron is a leading global aesthetic device company with a comprehensive product portfolio and a global distribution footprint.  The Company's technology enables physicians to provide advanced solutions for a broad range of medical-aesthetic applications including body contouring, hair removal, tattoo removal, wrinkle reduction, rejuvenation of the skin’s appearance through the treatment of superficial benign vascular and pigmented lesions, acne treatment, treatment of leg veins, treatment for the temporary reduction in the appearance of cellulite and thigh circumference, ablation and resurfacing of the skin, laser-assisted lipolysis, reduction in thigh and abdomen circumference and fat removal, and topical skin-brightening products. The Company has a wide portfolio of trusted, leading products including UltraShape, VelaShape, Gentle Max Pro, GentleLase, CO2RE, VBeam Perfecta, PicoWay, Profound and elos Plus.  Founded in 2000, the corporate, R&D, and manufacturing headquarters for Syneron are located in Israel. Syneron also has R&D and manufacturing operations in the U.S.  The company markets, services and supports its products in 86 countries.  It has offices in North America, France, Germany, Italy, Portugal, Spain, UK, Australia, China, Japan, and Hong Kong and distributors worldwide.

2.	Supply Chain
To comply with the Rule, the Company first determined that most of our products contain Conflict Minerals that are necessary to their functionality or production, including each of tin, tantalum, tungsten, and gold. After this determination was made, we examined the supply chain for our products and components thereof, first as part of an RCOI and then in greater depth as part of due diligence efforts.

In general, the supply chain for Conflict Minerals in the aesthetic medical treatment device industry is complex and lacks an established structure to enable product manufacturers such as Syneron to trace the minerals in its finished products back to their source. Our products contain hundreds of components that are purchased from suppliers and assembled into Company products.  As a result, we do not generally make direct purchases of Conflict Minerals, and are many levels removed from the mines, smelters or refiners that produce the metals used in our products.

Further, contracts with our suppliers are frequently in force for long periods of time, and we cannot unilaterally impose new contract terms and requirements.  In order to address the challenge of performing supply chain diligence under these circumstances, we relied on our direct suppliers to provide information on the origin of the Conflict Minerals contained in the products and components supplied to us, including the sources of Conflict Minerals that are supplied to them from their suppliers.  We engaged a third-party service provider that specializes in RCOI data collection and reporting to assist us in the RCOI due diligence process.

3.	Reasonable Country of Origin Inquiry (RCOI)
As part of the RCOI, Syneron examined its products to identify the suppliers of all Syneron products or components that are used in Syneron products. For a variety of reasons, including the large number of direct Company suppliers, we did not believe that it was practicable to conduct a survey of all our direct suppliers.  Therefore we concluded that it was reasonable to adopt a risk-based approach that surveyed suppliers which represented the majority of our product and component-related expenditures in 2016.

To determine which direct suppliers to target, we first compiled a list of all of the Company’s suppliers (including those from the Company's principal subsidiaries) based on supplier expense information generated by our operations department from our Agile software system. Next, we removed from this list those suppliers that were neither product-related nor component-related, or were otherwise exempted by the Rule (for example, suppliers that provide product packaging were removed from the list). We then ranked the remaining suppliers in terms of our 2016 expenditures, and selected the largest 83 suppliers representing approximately 95% of those expenditures.

Our RCOI process was reasonably designed to trace the origins of Conflict Minerals in our products, and to attempt to determine whether these minerals came from the Covered Countries. The key steps of the RCOI were as follows: to identify and engage relevant suppliers, to collect general corporate data from those suppliers, as well as information on their supply sourcing and quality assurance processes, and to conduct an assessment to determine whether further due diligence was required. There is significant overlap between our RCOI and our due diligence measures performed.

Identifying and Engaging Relevant Suppliers

Contact information, such as names, telephone numbers and email addresses, for relevant individuals at Syneron’s direct suppliers was assembled to ensure that we engaged with the applicable individual(s) within each supplier organization and to establish effective lines of communication.

Once appropriate points of contact within direct suppliers were identified, Syneron provided each such supplier with background information regarding the SEC's Conflict Minerals regulations, and requested that each supplier complete the latest version of the Conflict Minerals Reporting Template ("CMRT”) (Version 4.20), which is published by the Conflict-Free Sourcing Initiative (“CFSI”). In notification letters to suppliers, Syneron provided instructions on completing the CMRT and emphasized the importance of receiving timely and accurate information.  Internally, Syneron has defined an escalation process for non-re-sponsive suppliers, which included sending several follow-up email requests, followed by phone call reminders.   Syneron relies on its suppliers to evaluate their own supply chain.

Requested Information

The CMRT used to survey our suppliers was developed to facilitate disclosure and communication of information regarding smelters and refiners that provide minerals as part of a company’s supply chain. We believe that using the CMRT is currently the best way to gather information on the country of origin of the Conflict Minerals use in our products.  The CMRT includes questions regarding whether the components from the supplier include Conflict Minerals necessary to the functionality or production of the product, whether the Conflict Minerals originate in Covered Countries, the identity and locations of the smelters and refiners who supplied the Conflict Minerals, as well as the supplier's Conflict Minerals policy and due diligence efforts.  Written instructions and examples on the use of the tool are available at www.conflictfreesourcing.org/conflict-minerals-reporting-template/training/.  The CMRT is used by many companies in their due diligence efforts related to Conflict Minerals.

Data Collection, Management and Quality Assurance

As part of the RCOI process, Syneron collected data from suppliers as provided in response to the CMRT.  For non-responsive suppliers, Syneron has in place an escalation process in order to obtain the required information where possible, sometimes requiring multiple telephone and/or email contacts to further the data collection process.

Assessment Regarding Further Due Diligence

We engaged a third-party service provider that specializes in RCOI data collection to assist us in the RCOI process. Completed CMRTs were reviewed for reasonableness and for missing or incomplete data. Verifying responses and obtaining additional information required follow-up with certain suppliers and revisions by such suppliers to their responses provided in the CMRT.  Reporting tools were used to track the answers provided by suppliers to determine which items were finalized and which remained to be addressed.

The results of the RCOI were inconclusive, and we were unable with reasonable assurance to determine the origin of the Conflict Minerals in our products. As a result, we could not exclude the possibility that some of these Conflict Minerals may have originated in the Covered Countries.  For this reason, we determined to exercise due diligence on the source and chain of custody of the Conflict Minerals in our products, with our due diligence conforming to a nationally or internationally recognized framework (such as the OECD Guidance, as defined below), and to submit to the SEC a Conflict Minerals Report describing these due diligence efforts as an exhibit to Form SD for calendar year 2016.

4.	Due Diligence
(A)          Design of Due Diligence

Our due diligence measures have been designed to conform, in all material respects, with the framework provided in the Organisation for Economic Co-operation and Development (the "OECD") Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the "OECD Guidance") and related OECD supplements for gold, tin, tantalum and tungsten.

(B)          Due Diligence Measures Undertaken

Management System

Syneron has established a management system for addressing the issue of Conflict Minerals in our products.  That management system includes a Conflict Minerals Policy, which is posted on our website at www.investors.syneron.com/governance. Our policy (i) commits the Company to working with its suppliers to increase transparency regarding the origin of Conflict Minerals contained in the products they supply to Syneron, (ii) requests that Company suppliers undertake reasonable steps with their supply chains to determine the origin of any Conflict Minerals contained in Syneron’s products, and (iii) encourages suppliers to support industry efforts to enhance traceability and responsible practices in Conflict Minerals supply chains, including those recommended in the OECD Guidance. In addition, the policy expects Syneron’s suppliers to evaluate the source of any Conflict Minerals contained in components they provide to Syneron.

In addition to the Company's Conflict Minerals Policy and related goals, our management system includes the establishment of a team of Company employees consisting of senior operations, engineering, and legal personnel.  The team is responsible for implementing our overall Conflict Minerals compliance strategy, including oversight of RCOI and due diligence efforts.  Senior management and the Company's Audit Committee are briefed on a regular basis about the Company’s efforts, including results of our due diligence, and relevant documentation of such efforts is retained by the Company.  Suppliers, employees or others may contact the Company regarding the Conflict Minerals Policy by using contact information provided in such policy.

Identify and assess risk in the supply chain

Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify actors upstream from our direct suppliers. As a result, we chose to focus our efforts on surveying our direct suppliers, who were asked to survey their own suppliers (i.e., our upstream suppliers) in order to receive similar information.

As part of our risk-based approach, we segmented suppliers that constitute approximately the top 95% of our supplier expenses into three levels of risk, based on our dependence on the supplier and based on supplier characteristics, including the reputation and stability of the supplier, whether the supplier is an SEC filer, and the supplier’s quality control systems.  We assessed two primary risks in our supply chain relating to our suppliers: (i) not receiving timely and accurate information from a supplier with respect to its sourcing of Conflict Minerals; and (ii) difficulty in replacing a supplier, should we determine that such supplier obtained or appears to have obtained Conflict Minerals from sources that contribute to armed conflict in the Covered Countries.

Strategy to Respond to Supplier Risks

As described in our Conflict Minerals Policy, Syneron expects its suppliers to evaluate the source of any Conflict Minerals contained in products or components they provide to us and to provide us with the results of that evaluation.  Numerous efforts are made to obtain this information from our suppliers, including follow-up mails and telephone calls when responses are not received from our suppliers or when supplier responses are identified as incomplete, inconsistent or inaccurate.  In addition, we compared smelters and refiners identified in our supply chain against lists of facilities that have received a third-party “conflict free” designation in order to track those that have not received such a designation. Finally, our senior management is updated on the findings of our supply chain risk assessment.

Our risk mitigation efforts include maintaining a risk management plan and assessing the status of the due diligence process in conflict minerals team meetings.  We also expect our suppliers to implement due diligence efforts on their own supply chain, identify all smelters in their supply chain by name, and use the CMRT reporting forms.

Refiners and Smelters Information

The CMRT provided to our suppliers requests information on the smelters and refiners used to provide the tantalum, tin, tungsten, and gold in our products. We do not typically have a direct relationship with smelters and refiners of such minerals and are unable to perform or direct audits of these entities within our supply chain.  Instead, we compared information regarding refiners and smelters provided by our suppliers in their CMRT with lists of refiners and smelters certified by the CFSI as "conflict free”.

Report Annually on Supply Chain Due Diligence

This Conflict Minerals Report, which constitutes our annual report on our Conflict Minerals due diligence process, is available on our website at www.investors.syneron.com/governance and is filed with the SEC.

5.	Results of Assessment
We believe that following the OECD Guidance for our due diligence and using the CMRT to collect information from our suppliers is the best way to gather information on mine and country of origin information regarding the Conflict Minerals used in our products.

By the end of our due diligence efforts, we received CMRT responses from 79 out of 83 suppliers surveyed (representing approximately 95% of the suppliers surveyed).  We reviewed the responses for completion and consistency, and, as necessary, worked directly with the suppliers to receive revised responses with corrected information.  Approximately 75% of responding suppliers reported that they do not source Conflict Minerals from the Covered Countries, approximately 15% reported that they do source Conflict Minerals from the Covered Countries, and approximately 10% reported that they do not know whether the Conflict Minerals were sourced from the Covered Countries.  Respondents identified 370 entities listed as smelters or refiners, a list of which is attached hereto as Annex I.  Of these, 264 (representing approximately 71% of the total) were identified as "conflict-free" or are in the process of undergoing an audit by CFSI, as follows:

2016
Verified Conflict Free	252 (68%)
Participating in an audit process	12 (3%)
Not participating in an audit process	106 (29%)
Total	370 (100%)

A breakdown by Conflict Mineral of those smelters and refiners verified as conflict free or undergoing an audit is as follows:

Tin	74 of 112 (66%)
Tantalum	44 of 51 (86%)
Tungsten	42 of 54 (78%)
Gold	104 of 153 (68%)
Total	264 of 370 (71%)

In addition, a portion of our suppliers provided us with information regarding the countries of origin of the Conflict Minerals, a list of which is attached hereto as Annex II.  However, other suppliers indicated that they do not source from Covered Countries, but were unable to identify specific smelters or refiners, or country of origin information.  On account of this incomplete information, Syneron is unable at this time to determine and describe in this report a complete list of either the facilities that process the Conflict Minerals used in its products or the countries of origin of such Conflict Minerals.

Information gathered from our suppliers is not done on a continuous, real-time basis, but rather done as part of an annual survey.  For this reason, and because we gathered information from others (i.e., direct suppliers and independent third party audit programs that examine smelters and refiners), the Company can only provide reasonable, not absolute, assurance regarding the source and chain of custody of the Conflict Minerals.

6.       Continuous Improvement Efforts to Mitigate Risk

We will consider taking the following steps to improve the due diligence that we conduct to further mitigate any risk that the Conflict Minerals in our products could benefit armed groups in the Covered Countries.  These may include:

a.
Periodically engage with suppliers to attempt to increase the response rate to our inquiries and to improve the content of the supplier responses, including responses that were identified as incomplete, inconsistent or inaccurate.

b.	Continue to conduct and report annually on supply chain due diligence for applicable Conflict Minerals.

c.
Request any supplier found to be supplying us with Conflict Minerals from sources that support armed conflict in Covered Countries to establish an alternative source of Conflict Minerals that does not support such conflict.

d.	Compare smelters/refiners identified by the supply chain survey against the list of facilities that have received a “conflict free” designation.

e.	Report to senior management on the findings of our supply chain risk assessment.

Caution Concerning Forward-Looking Statements

Any statements contained in this report regarding future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Further, any statements that are not statements of historical fact (including statements containing the words "believes," "anticipates," "plans," "expects," "may," "will," "would," "intends," "estimates" and similar expressions) should also be considered to be forward-looking statements. The forward-looking statements included herein are based on current expectations and beliefs that involve a number of known and unknown risks and uncertainties. Examples of forward-looking statements in this document include statements relating to our future plans. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. There are a number of factors that could cause events to differ materially from those indicated by the forward-looking statements in this document, including the risks associated with our suppliers not cooperating fully or at all with our efforts.  Actual outcomes and results may differ materially from these forward-looking statements. As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward-looking statement, except as required by federal securities laws.

ANNEX I

Smelters or refiners as identified by responding suppliers

Number	Metal	Smelter Name	Smelter Country
1.	Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
2.	Gold	Bangalore Refinery	INDIA
3.	Gold	Modeltech Sdn Bhd	MALAYSIA
4.	Gold	Universal Precious Metals Refining Zambia	ZAMBIA
5.	Gold	Sai Refinery	INDIA
6.	Gold	Gujarat Gold Centre	INDIA
7.	Gold	AURA-II	UNITED STATES OF AMERICA
8.	Gold	AU Traders and Refiners	SOUTH AFRICA
9.	Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
10.	Gold	WIELAND Edelmetalle GmbH	GERMANY
11.	Gold	SAXONIA Edelmetalle GmbH	GERMANY
12.	Gold	SAAMP	FRANCE
13.	Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
14.	Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
15.	Gold	Korea Zinc Co., Ltd.	KOREA
16.	Gold	Tony Goetz NV	BELGIUM
17.	Gold	Remondis Argentia B.V.	NETHERLANDS
18.	Gold	T.C.A S.p.A	ITALY
19.	Gold	Sudan Gold Refinery	SUDAN
20.	Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
21.	Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
22.	Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
23.	Gold	Singway Technology Co., Ltd.	TAIWAN

24.	Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
25.	Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
26.	Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
27.	Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
28.	Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
29.	Gold	Umicore Precious Metals Thailand	THAILAND
30.	Gold	Guangdong Jinding Gold Limited	CHINA
31.	Gold	Safina a.s.	CZECH REPUBLIC
32.	Gold	Morris and Watson	NEW ZEALAND
33.	Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
34.	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
35.	Gold	Yokohama Metal Co., Ltd.	JAPAN
36.	Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN
37.	Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
38.	Gold	Valcambi S.A.	SWITZERLAND
39.	Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
40.	Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
41.	Gold	Umicore Brasil Ltda.	BRAZIL
42.	Gold	Torecom	KOREA
43.	Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
44.	Gold	Tokuriki Honten Co., Ltd.	JAPAN
45.	Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
46.	Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
47.	Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
48.	Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
49.	Gold	Solar Applied Materials Technology Corp.	TAIWAN
50.	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION

51.	Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA
52.	Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
53.	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
54.	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
55.	Gold	SEMPSA Joyería Platería S.A.	SPAIN
56.	Gold	Schone Edelmetaal B.V.	NETHERLANDS
57.	Gold	SAMWON METALS Corp.	KOREA
58.	Gold	Samduck Precious Metals	KOREA
59.	Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
60.	Gold	Royal Canadian Mint	CANADA
61.	Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
62.	Gold	PX Précinox S.A.	SWITZERLAND
63.	Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
64.	Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
65.	Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
66.	Gold	PAMP S.A.	SWITZERLAND
67.	Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
68.	Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
69.	Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA
70.	Gold	Nihon Material Co., Ltd.	JAPAN
71.	Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
72.	Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
73.	Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
74.	Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
75.	Gold	Mitsubishi Materials Corporation	JAPAN
76.	Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO
77.	Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA

78.	Gold	Metalor Technologies S.A.	SWITZERLAND
79.	Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
80.	Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
81.	Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
82.	Gold	Matsuda Sangyo Co., Ltd.	JAPAN
83.	Gold	Materion	UNITED STATES OF AMERICA
84.	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
85.	Gold	LS-NIKKO Copper Inc.	KOREA
86.	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
87.	Gold	Lingbao Gold Co., Ltd.	CHINA
88.	Gold	L'azurde Company For Jewelry	SAUDI ARABIA
89.	Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
90.	Gold	Kojima Chemicals Co., Ltd.	JAPAN
91.	Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
92.	Gold	Kazzinc	KAZAKHSTAN
93.	Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
94.	Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
95.	Gold	JSC Uralelectromed	RUSSIAN FEDERATION
96.	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
97.	Gold	Asahi Refining Canada Ltd.	CANADA
98.	Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
99.	Gold	Jiangxi Copper Co., Ltd.	CHINA
100.	Gold	Japan Mint	JAPAN
101.	Gold	Istanbul Gold Refinery	TURKEY
102.	Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
103.	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
104.	Gold	HwaSeong CJ Co., Ltd.	KOREA

105.	Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
106.	Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
107.	Gold	Heraeus Ltd. Hong Kong	CHINA
108.	Gold	Heimerle + Meule GmbH	GERMANY
109.	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
110.	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
111.	Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
112.	Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
113.	Gold	Eco-System Recycling Co., Ltd.	JAPAN
114.	Gold	Dowa	JAPAN
115.	Gold	DODUCO GmbH	GERMANY
116.	Gold	DSC (Do Sung Corporation)	KOREA
117.	Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
118.	Gold	Daejin Indus Co., Ltd.	KOREA
119.	Gold	Chugai Mining	JAPAN
120.	Gold	Chimet S.p.A.	ITALY
121.	Gold	Yunnan Copper Industry Co., Ltd.	CHINA
122.	Gold	Cendres + Métaux S.A.	SWITZERLAND
123.	Gold	CCR Refinery - Glencore Canada Corporation	CANADA
124.	Gold	Caridad	MEXICO
125.	Gold	C. Hafner GmbH + Co. KG	GERMANY
126.	Gold	Boliden AB	SWEDEN
127.	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
128.	Gold	Aurubis AG	GERMANY
129.	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
130.	Gold	Asaka Riken Co., Ltd.	JAPAN

131.	Gold	Asahi Pretec Corp.	JAPAN
132.	Gold	Argor-Heraeus S.A.	SWITZERLAND
133.	Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
134.	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
135.	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
136.	Gold	Aida Chemical Industries Co., Ltd.	JAPAN
137.	Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
138.	Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN
139.	Gold	Bauer Walser AG	GERMANY
140.	Gold	China National Gold Group Corporation	CHINA
141.	Gold	Colt Refining	UNITED STATES OF AMERICA
142.	Gold	DaeryongENC	KOREA
143.	Gold	Faggi Enrico S.p.A.	ITALY
144.	Gold	Henan Yuguang Gold & Lead Co., Ltd.	CHINA
145.	Gold	Jin Jinyin refining company limited	CHINA
146.	Gold	K.A Rasmussen as	NORWAY
147.	Gold	Korea Metal Co., Ltd.	KOREA
148.	Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
149.	Gold	Shandong Yanggu Xiangguang Co. Ltd.	CHINA
150.	Gold	Shandong zhongkuang group co., LTD	CHINA
151.	Gold	Shenzhen Zhonghenglong Real Industry Co.,Ltd.	CHINA
152.	Gold	Super Dragon Technology Co., Ltd.	TAIWAN
153.	Gold	THE HUTTI GOLD MINES CO.LTD	INDIA
154.	Tantalum	Power Resources Ltd.	MACEDONIA
155.	Tantalum	Jiangxi Tuohong New Raw Material	CHINA
156.	Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
157.	Tantalum	E.S.R. Electronics	UNITED STATES OF AMERICA

158.	Tantalum	Tranzact, Inc.	UNITED STATES OF AMERICA
159.	Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
160.	Tantalum	Global Advanced Metals Aizu	JAPAN
161.	Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
162.	Tantalum	Plansee SE Reutte	AUSTRIA
163.	Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
164.	Tantalum	H.C. Starck Ltd.	JAPAN
165.	Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
166.	Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
167.	Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
168.	Tantalum	H.C. Starck GmbH Goslar	GERMANY
169.	Tantalum	H.C. Starck Co., Ltd.	THAILAND
170.	Tantalum	Plansee SE Liezen	AUSTRIA
171.	Tantalum	KEMET Blue Metals	MEXICO
172.	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
173.	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
174.	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
175.	Tantalum	FIR Metals & Resource Ltd.	CHINA
176.	Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
177.	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
178.	Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
179.	Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA
180.	Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
181.	Tantalum	Telex Metals	UNITED STATES OF AMERICA
182.	Tantalum	Taki Chemical Co., Ltd.	JAPAN
183.	Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
184.	Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA

185.	Tantalum	QuantumClean	UNITED STATES OF AMERICA
186.	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
187.	Tantalum	Molycorp Silmet A.S.	ESTONIA
188.	Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
189.	Tantalum	Mineração Taboca S.A.	BRAZIL
190.	Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
191.	Tantalum	LSM Brasil S.A.	BRAZIL
192.	Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
193.	Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
194.	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
195.	Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA
196.	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
197.	Tantalum	F&X Electro-Materials Ltd.	CHINA
198.	Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
199.	Tantalum	Duoluoshan	CHINA
200.	Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
201.	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
202.	Tantalum	Advanced Metallurgical Group N.V. (AMG)	UNITED STATES OF AMERICA
203.	Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
204.	Tantalum	Tantalite Resources	SOUTH AFRICA
205.	Tin	PT Lautan Harmonis Sejahtera	INDONESIA
206.	Tin	Gejiu Jinye Mineral Company	CHINA
207.	Tin	Modeltech Sdn Bhd	MALAYSIA
208.	Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
209.	Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
210.	Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
211.	Tin	PT Menara Cipta Mulia	INDONESIA

212.	Tin	PT Kijang Jaya Mandiri	INDONESIA
213.	Tin	An Thai Minerals Co., Ltd.	VIET NAM
214.	Tin	PT Sukses Inti Makmur	INDONESIA
215.	Tin	PT Bangka Prima Tin	INDONESIA
216.	Tin	Elmet S.L.U.	SPAIN
217.	Tin	Metallo-Chimique N.V.	BELGIUM
218.	Tin	PT O.M. Indonesia	INDONESIA
219.	Tin	Resind Indústria e Comércio Ltda.	BRAZIL
220.	Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
221.	Tin	PT Cipta Persada Mulia	INDONESIA
222.	Tin	CV Tiga Sekawan	INDONESIA
223.	Tin	CV Dua Sekawan	INDONESIA
224.	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
225.	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
226.	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
227.	Tin	CV Ayi Jaya	INDONESIA
228.	Tin	PT Inti Stania Prima	INDONESIA
229.	Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
230.	Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
231.	Tin	Melt Metais e Ligas S.A.	BRAZIL
232.	Tin	PT Wahana Perkit Jaya	INDONESIA
233.	Tin	PT Tirus Putra Mandiri	INDONESIA
234.	Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
235.	Tin	CV Venus Inti Perkasa	INDONESIA
236.	Tin	Yunnan Tin Company Limited	CHINA
237.	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
238.	Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL

239.	Tin	VQB Mineral and Trading Group JSC	VIET NAM
240.	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
241.	Tin	Thaisarco	THAILAND
242.	Tin	Soft Metais Ltda.	BRAZIL
243.	Tin	Rui Da Hung	TAIWAN
244.	Tin	PT Tommy Utama	INDONESIA
245.	Tin	PT Tinindo Inter Nusa	INDONESIA
246.	Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
247.	Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
248.	Tin	PT Sumber Jaya Indah	INDONESIA
249.	Tin	PT Stanindo Inti Perkasa	INDONESIA
250.	Tin	PT Sariwiguna Binasentosa	INDONESIA
251.	Tin	PT REFINED BANGKA TIN	INDONESIA
252.	Tin	PT Prima Timah Utama	INDONESIA
253.	Tin	PT Panca Mega Persada	INDONESIA
254.	Tin	PT Mitra Stania Prima	INDONESIA
255.	Tin	PT Karimun Mining	INDONESIA
256.	Tin	PT Eunindo Usaha Mandiri	INDONESIA
257.	Tin	PT DS Jaya Abadi	INDONESIA
258.	Tin	PT Bukit Timah	INDONESIA
259.	Tin	PT Belitung Industri Sejahtera	INDONESIA
260.	Tin	PT Bangka Tin Industry	INDONESIA
261.	Tin	PT Babel Inti Perkasa	INDONESIA
262.	Tin	PT Artha Cipta Langgeng	INDONESIA
263.	Tin	Operaciones Metalurgical S.A.	BOLIVIA
264.	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
265.	Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA

266.	Tin	Mitsubishi Materials Corporation	JAPAN
267.	Tin	Minsur	PERU
268.	Tin	Mineração Taboca S.A.	BRAZIL
269.	Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
270.	Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
271.	Tin	China Tin Group Co., Ltd.	CHINA
272.	Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
273.	Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
274.	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
275.	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
276.	Tin	Fenix Metals	POLAND
277.	Tin	Estanho de Rondônia S.A.	BRAZIL
278.	Tin	EM Vinto	BOLIVIA
279.	Tin	Dowa	JAPAN
280.	Tin	CV United Smelting	INDONESIA
281.	Tin	CV Serumpun Sebalai	INDONESIA
282.	Tin	PT Aries Kencana Sejahtera	INDONESIA
283.	Tin	PT Justindo	INDONESIA
284.	Tin	CV Gita Pesona	INDONESIA
285.	Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
286.	Tin	Alpha	UNITED STATES OF AMERICA
287.	Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
288.	Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
289.	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
290.	Tin	CIMSA, S.A.	SPAIN
291.	Tin	Distribuidora de Aleaciones y Metales SA de CV	MEXICO
292.	Tin	Feinhütte Halsbrücke GmbH	GERMANY

293.	Tin	H. Kramer & Co.	UNITED STATES OF AMERICA
294.	Tin	Hayes Metals Pty Ltd	NEW ZEALAND
295.	Tin	Hongqiao Metals (Kunshan) Co., Ltd.	CHINA
296.	Tin	Hunan Xianghualing Tin Co. ltd	CHINA
297.	Tin	Jewish Xinmao Tin Co., Ltd.	CHINA
298.	Tin	KOKI Company Limited	JAPAN
299.	Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
300.	Tin	MARCO METALES DE MEXICO,S. DE R.L. DE C.V.	MEXICO
301.	Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
302.	Tin	Minmetals Ganzhou Tin Co. Ltd	CHINA
303.	Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
304.	Tin	PT Alam Lestari Kencana	INDONESIA
305.	Tin	PT Bangka Kudai Tin	INDONESIA
306.	Tin	PT Bangka Putra Karya	INDONESIA
307.	Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
308.	Tin	PT BilliTin Makmur Lestari	INDONESIA
309.	Tin	PT Fang Di MulTindo	INDONESIA
310.	Tin	PT Koba Tin	INDONESIA
311.	Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
312.	Tin	PT Seirama Tin investment	INDONESIA
313.	Tin	Shaoxing Tianlong Tin Materials Co., Ltd	CHINA
314.	Tin	Sipi Metals Corp	UNITED STATES OF AMERICA
315.	Tin	Super Ligas	BRAZIL
316.	Tin	Zhongshan Jinye Smelting Co., Ltd	CHINA
317.	Tungsten	Moliren Ltd	RUSSIAN FEDERATION
318.	Tungsten	Woltech Korea Co., Ltd.	KOREA
319.	Tungsten	ACL Metais Eireli	BRAZIL

320.	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
321.	Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
322.	Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
323.	Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
324.	Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
325.	Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
326.	Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
327.	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
328.	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
329.	Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
330.	Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
331.	Tungsten	H.C. Starck GmbH	GERMANY
332.	Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
333.	Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
334.	Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
335.	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
336.	Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
337.	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
338.	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
339.	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
340.	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
341.	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
342.	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
343.	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
344.	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA

345.	Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
346.	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
347.	Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
348.	Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
349.	Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
350.	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
351.	Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
352.	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
353.	Tungsten	Japan New Metals Co., Ltd.	JAPAN
354.	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
355.	Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
356.	Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
357.	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
358.	Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
359.	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
360.	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
361.	Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
362.	Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
363.	Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
364.	Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
365.	Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
366.	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
367.	Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA
368.	Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd.	CHINA
369.	Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
370.	Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM

ANNEX II

 Countries of origin of Conflict Minerals as identified by responding suppliers

Australia

Austria

Belgium

Bolivia

Brazil

Canada

China

Czech Republic

Estonia

France

Germany

India

Indonesia

Italy

Japan

Kazakhstan

Korea, Republic of

Kyrgyzstan

Macedonia

Malaysia

Mexico

Netherlands

New Zealand

Norway

Peru

Philippines

Poland

Russia

Rwanda

Saudi Arabia

Singapore

South Africa

Sudan

Spain

Sweden

Switzerland

Taiwan

Thailand

Turkey

United Arab Emirates

United States

Uzbekistan

Vietnam

Zambia

Zimbabwe